Exhibit 99

                      Prior Accountant's Auditor's Report



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                      [Cherry,Bekaert & Holland Letterhead]
[Logo]


                         Report of Independent Auditors



The Board of Directors and Stockholders
Bedford Bancshares, Inc.
Bedford, Virginia

We have audited the accompanying consolidated statements of financial condition of Bedford Bancshares, Inc. and Subsidiaries (the "Company") as of September 30, 1994 and 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bedford Bancshares, Inc. and Subsidiaries as of September 30, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1995 in conformity with generally accepted accounting principles.

As discussed in Notes 1 and 10 to the consolidated financial statements, the Company changes its method of accounting for income taxes by adopting Statement of Financial Accounting Standards No. 109, effective October 1, 1993. The Company also changed its method of accounting for debt and equity securititites by adopting Statement of Financial Accounting Standards No. 115, effective October 1, 1994.


                                           /s/Cherry, Bekaert & Holland, L.L.P.


Lynchburg, Virginia
October 27, 1995